RBC Capital Markets®	Filed Pursuant to Rule 433 Registration Statement No. 333-163632

The information in this preliminary terms supplement is not complete and may be changed.

Preliminary Terms Supplement

Subject to Completion:
Dated July 2, 2010

Pricing Supplement Dated July __, 2010 to the
Product Prospectus Supplement ERN-ES-1 Dated January 13, 2010,
Prospectus Dated January 11, 2010, and
Prospectus Supplement Dated January 11, 2010
$ __________ Buffered Bullish Digital Notes Linked to a Basket of 12 Common Stocks, Due July 19, 2012 Royal Bank of Canada

Royal Bank of Canada is offering the Buffered Bullish Digital Notes (the “Notes”) linked to the performance of an equally weighted Basket consisting of common stocks of the following 12 publicly traded companies: Baxter International Inc., Colgate-Palmolive Company, General Dynamics Corporation, Intel Corporation, Johnson & Johnson, Lockheed Martin Corporation, Medtronic, Inc., PepsiCo, Inc., Praxair, Inc., QUALCOMM Incorporated, United Technologies Corporation, and Wal-Mart Stores, Inc.

The CUSIP number for the Notes is 78008KBQ5. The Notes provide a fixed return of [13.50 – 17.50%] if the Percentage Change of the Basket is positive. The Notes do not pay interest, and investors are subject to one-for-one loss of the principal amount of the Notes for any percentage decrease in the value of the Basket of more than 15% between the Pricing Date and the Valuation Date. Any payments on the Notes are subject to our credit risk.

Issue Date: July 20, 2010

Maturity Date: July 19, 2012

The Notes will not be listed on any U.S. securities exchange.

Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page S-1 of the prospectus supplement dated January 11, 2010, and “Additional Risk Factors Specific to the Notes” beginning on page PS-4 of the product prospectus supplement dated January 13, 2010.

The Notes will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this terms supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Price to public	100.00%	$
Underwriting discounts and commissions	1.50%	$
Proceeds to Royal Bank of Canada	98.50%	$

The price to purchasers who maintain accounts with participating dealers in which only asset-based fees are charged is __%.  The price at which you purchase the Notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize.  These costs and profits will reduce the secondary market price, if any secondary market develops, for the Notes.  As a result, you may experience an immediate and substantial decline in the market value of your Notes on the Issue Date.

If the Notes priced on the date of this terms supplement, RBC Capital Markets Corporation, which we refer to as RBCCM, acting as agent for Royal Bank of Canada, would receive a commission of approximately $15.00 per $1,000 in principal amount of the Notes and would use a portion of that commission to allow selling concessions to other dealers of approximately $2.50 per $1,000 in principal amount of the Notes. The other dealers may forgo, in their sole discretion, some or all of their selling concessions.  If the Notes priced on the date of this terms supplement, the price of the Notes would also include a profit of $10.00 per $1,000 in principal amount of the Notes earned by Royal Bank of Canada in hedging its exposure under the Notes. In no event will the total of the commission received by RBCCM, which includes concessions to be allowed to other dealers, and the hedging profits of Royal Bank of Canada, exceed $40.00 per $1,000 in principal amount of the Notes.

We may use this terms supplement in the initial sale of the Notes.  In addition, RBC Capital Markets Corporation or another of our affiliates may use this terms supplement in a market-making transaction in the Notes after their initial sale.  Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this terms supplement is being used in a market-making transaction.

RBC Capital Markets Corporation

Buffered Bullish Digital Notes Linked to a Basket of 12 Common Stocks, Due July 19, 2012

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this terms supplement, the product prospectus supplement, the prospectus supplement, and the prospectus.

Issuer:		Royal Bank of Canada (“Royal Bank”)

Issue:		Senior Global Medium-Term Notes, Series D

Underwriter:		RBC Capital Markets Corporation

Reference Asset:
The Notes are linked to the value of an equally weighted basket (the “Basket”) of common stocks of 12 publicly traded companies (each, a “Reference Stock,” collectively, the “Reference Stocks”). The 12 common stocks and their respective Component Weights are indicated in the table below.

Currency:		U.S. Dollars

Minimum Investment:		$1,000 and minimum denominations of $1,000 in excess thereof

Pricing Date:		July 15, 2010

Issue Date:		July 20, 2010

CUSIP:		78008KBQ5

Valuation Date:		July 16, 2012

Digital Coupon:		[13.50 – 17.50%] (to be determined on the Pricing Date)

Payment at Maturity (if held to maturity):
If, on the Valuation Date, the Percentage Change is positive, then the investor will receive an amount per $1,000 principal amount per Note equal to:
Principal Amount + (Principal Amount × Digital Coupon)

If, on the Valuation Date, the Percentage Change is less than or equal to 0%, but not by more than the Buffer Percentage (that is, the Percentage Change is between zero and -15%), then the investor will receive the principal amount only.

If, on the Valuation Date, the Percentage Change is negative, by more than the Buffer Percentage (that is, the Percentage Change is between -15.01% and -100%), then the investor will receive a cash payment equal to:
Principal Amount + [Principal Amount x (Percentage Change + Buffer Percentage)]

Percentage Change:
The Percentage Change will equal an amount, expressed as a percentage and rounded to two decimal places, equal to the sum of the Weighted Component Changes for the Reference Stocks. The Weighted Component Change for each Reference Stock will be determined as follows:

	Component Weight x	Final Price-Initial Price
Initial Price

RBC Capital Markets Corporation

Buffered Bullish Digital Notes Linked to a Basket of 12 Common Stocks, Due July 19, 2012

The Basket:	Common Stock of	Bloomberg Ticker	Component Weight
	Baxter International Inc.	BAX	8 1/3%
	Colgate-Palmolive Company	CL	8 1/3%
	General Dynamics Corporation	GD	8 1/3%
	Intel Corporation	INTC	8 1/3%
	Johnson & Johnson	JNJ	8 1/3%
	Lockheed Martin Corporation	LMT	8 1/3%
	Medtronic, Inc.	MDT	8 1/3%
	PepsiCo, Inc.	PEP	8 1/3%
	Praxair, Inc.	PX	8 1/3%
	QUALCOMM Incorporated	QCOM	8 1/3%
	United Technologies Corporation	UTX	8 1/3%
	Wal-Mart Stores, Inc.	WMT	8 1/3%

Initial Price:	The closing price per share of a Reference Stock on the Pricing Date.

Final Price:	The closing price per share of a Reference Stock on the Valuation Date.

Buffer Percentage:	15%

Buffer Level:	85%

Maturity Date:	July 19, 2012, subject to extension for market and other disruptions, as described in the product prospectus supplement.

Term:	Approximately two (2) years

Principal at Risk:
The Notes are NOT principal protected.  You may lose a substantial portion of your principal amount at maturity if there is a percentage decrease in the closing price per share of one or more Reference Stocks of more than 15% from the Pricing Date to the Valuation Date.

Calculation Agent:	RBC Capital Markets Corporation

U.S. Tax Treatment:
By purchasing a Note, each holder agrees (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to treat the Note as a pre-paid cash-settled derivative contract for U.S. federal income tax purposes.  However, the U.S. federal income tax consequences of your investment in the Notes are uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different from that described in the preceding sentence.  Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product prospectus supplement dated January 13, 2010 under “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to the Notes.

Secondary Market:
RBC Capital Markets Corporation (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issue Date.  The amount that you may receive upon sale of your Notes prior to maturity may be less than the principal amount of your Notes.

Listing:	The Notes will not be listed on any securities exchange.

RBC Capital Markets Corporation

Buffered Bullish Digital Notes Linked to a Basket of 12 Common Stocks, Due July 19, 2012

Clearance and Settlement:
DTC global (including through its indirect participants Euroclear and Clearstream, Luxembourg as described under “Description of Debt Securities—Ownership and Book-Entry Issuance” in the prospectus dated January 11, 2010).

Terms Incorporated in the Master Note:
All of the terms appearing above the item captioned “Secondary Market” on pages P-2 and P-3 of this terms supplement and the terms appearing under the caption “General Terms of the Notes” in the product prospectus supplement dated January 13, 2010, as modified by this terms supplement.

RBC Capital Markets Corporation

Buffered Bullish Digital Notes Linked to a Basket of 12 Common Stocks, Due July 19, 2012

ADDITIONAL TERMS OF YOUR NOTES

You should read this terms supplement together with the prospectus dated January 11, 2010, as supplemented by the prospectus supplement dated January 11, 2010 and the product prospectus supplement dated January 13, 2010, relating to our Senior Global Medium-Term Notes, Series D, of which these Notes are a part. Capitalized terms used but not defined in this terms supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict, this terms supplement will control.  The Notes vary from the terms described in the product prospectus supplement in several important ways.  You should read this terms supplement carefully.

This terms supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated January 11, 2010 and “Additional Risk Factors Specific to the Notes” in the product prospectus supplement dated January 13, 2010, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January 11, 2010:
http://www.sec.gov/Archives/edgar/data/1000275/000121465910000063/m18100424b3.htm

Prospectus Supplement dated January 11, 2010:
http://www.sec.gov/Archives/edgar/data/1000275/000121465910000064/f17102424b3.htm

Product Prospectus Supplement ERN-ES-1 dated January 13, 2010:
http://www.sec.gov/Archives/edgar/data/1000275/000121465910000116/f112104424b5.htm

Our Central Index Key, or CIK, on the SEC website is 1000275.  As used in this terms supplement, the “Company,” “we,” “us,” or “our” refers to Royal Bank of Canada.

Royal Bank of Canada has filed a registration statement (including a product prospectus supplement, a prospectus supplement, and a prospectus) with the SEC for the offering to which this terms supplement relates.  Before you invest, you should read those documents and the other documents relating to this offering that we have filed with the SEC for more complete information about us and this offering.  You may obtain these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov.  Alternatively, Royal Bank of Canada, any agent or any dealer participating in this offering will arrange to send you the product prospectus supplement, the prospectus supplement and the prospectus if you so request by calling toll-free at 1-866-609-6009.

RBC Capital Markets Corporation

Buffered Bullish Digital Notes Linked to a Basket of 12 Common Stocks, Due July 19, 2012

HYPOTHETICAL RETURNS

The examples set out below are included for illustration purposes only. The hypothetical Percentage Changes of the Basket used to illustrate the calculation of the Payment at Maturity are not estimates or forecasts of the Final Price of any Reference Stock. All examples assume that a holder purchased Notes with an aggregate principal amount of $1,000, a Buffer Percentage of 15%, a Digital Coupon of 15.50% (the midpoint of the Digital Coupon range of 13.50% to 17.50%), and that no market disruption event occurs on the Valuation Date.

Example 1—	Calculation of the Payment at Maturity where the Percentage Change is positive.

	Percentage Change:	5%

	Payment at Maturity:	At maturity, if the Percentage Change is positive, then the Payment at Maturity will equal the principal amount plus the Digital Coupon.

	On a $1,000 investment, a 5% Percentage Change results in a Payment at Maturity of $1,155, an 15.50% return on the Notes.

Example 2—	Calculation of the Payment at Maturity where the Percentage Change is positive (and is greater than the Digital Coupon).

	Percentage Change:	30%

	Payment at Maturity:
At maturity, if the Percentage Change is positive, then the Payment at Maturity will equal the principal amount plus the Digital Coupon, even though the Percentage Change is greater than the Digital Coupon.

	On a $1,000 investment, a 30% Percentage Change results in a Payment at Maturity of $1,155, a 15.50% return on the Notes.

Example 3—	Calculation of the Payment at Maturity where the Percentage Change is negative (but not by more than the Buffer Percentage).

	Percentage Change:	-8%

	Payment at Maturity:	At maturity, if the Percentage Change is negative BUT not by more than the Buffer Percentage, then the Payment at Maturity will equal the principal amount.

	On a $1,000 investment, a -8% Percentage Change results in a Payment at Maturity of $1,000, a 0% return on the Notes.

Example 4—	Calculation of the Payment at Maturity where the Percentage Change is negative (by more than the Buffer Percentage).

	Percentage Change:	-20%

	Payment at Maturity:	$1,000 + [$1,000 x (-20% + 15%)] = $1,000 - $50 = $950

	On a $1,000 investment, a -20% Percentage Change results in a Payment at Maturity of $950, a -5% return on the Notes.

RBC Capital Markets Corporation

Buffered Bullish Digital Notes Linked to a Basket of 12 Common Stocks, Due July 19, 2012

INFORMATION REGARDING THE ISSUERS OF THE REFERENCE STOCKS

The issuer of each Reference Stock is registered under the Securities Exchange Act of 1934, as amended (“Exchange Act”). Companies with securities registered under the Exchange Act are required to periodically file financial and other information required by the Securities and Exchange Commission (“SEC”). This information is filed with the SEC and can be inspected and copied by you at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, information filed by the issuers of the Reference Stocks with the SEC electronically is available to the public over the Internet at the SEC’s website at http://www.sec.gov. Information filed with the SEC by the Reference Stock issuers under the Exchange Act can be located by referencing their SEC file numbers. In addition, information about the Reference Stock issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information. We make no representation or warranty as to the accuracy or completeness of any such information.

The following information regarding each issuer of the Reference Stocks is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by any issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

Baxter International Inc.

Baxter International Inc. develops, manufactures and markets products and technologies related to hemophilia, immune disorders, infectious diseases, kidney disease, trauma and other chronic and acute medical conditions. The company's products are used by hospitals, kidney dialysis centers, nursing homes, rehabilitation centers, doctors' offices, and research laboratories.

Colgate-Palmolive Company

Colgate-Palmolive Company is a consumer products company that markets its products throughout the world. The company's products include toothpaste, toothbrushes, shampoos, deodorants, bar and liquid soaps, dishwashing liquid, and laundry products, as well as pet nutrition products for cats and dogs.

General Dynamics Corporation

General Dynamics Corporation is a diversified defense company. The company offers a broad portfolio of products and services in business aviation; combat vehicles, weapons systems and munitions; shipbuilding design and construction; and information systems, technologies and services.

Intel Corporation

Intel Corporation designs, manufactures, and sells computer components and related products. The company's major products include microprocessors, chipsets, embedded processors and microcontrollers, flash memory products, graphics products, network and communications products, systems management software, conferencing products, and digital imaging products.

Johnson & Johnson

Johnson & Johnson manufactures health care products and provides related services for the consumer, pharmaceutical, and medical devices and diagnostics markets. The company sells products such as skin and hair care products, acetaminophen products, pharmaceuticals, diagnostic equipment, and surgical equipment in countries located around the world.

RBC Capital Markets Corporation

Buffered Bullish Digital Notes Linked to a Basket of 12 Common Stocks, Due July 19, 2012

Lockheed Martin Corporation

Lockheed Martin Corporation is a global security company that primarily researches, designs, develops, manufactures, and integrates advanced technology products and services. Its businesses span space, telecommunications, electronics, information and services, aeronautics, energy, and systems integration.

Medtronic, Inc.

Medtronic, Inc. develops therapeutic and diagnostic medical products. Its principal products include those for bradycardia pacing, tachyarrhythmia management, atrial fibrillation management, heart failure management, heart valve replacement, malignant and non-malignant pain, and movement disorders.

PepsiCo, Inc.

PepsiCo, Inc. operates worldwide beverage, snack and food businesses. The company manufactures or uses contract manufacturers, markets and sells a variety of grain-based snacks, carbonated and non-carbonated beverages and foods in countries throughout the world.

Praxair, Inc.

Praxair, Inc. supplies gas to industries primarily located in North and South America. It produces, sells, and distributes atmospheric gases including oxygen, nitrogen, argon, and rare gases, as well as process gases including carbon dioxide, helium, hydrogen, electronics gases, and acetylene. The company also supplies metallic and ceramic coatings and powders.

QUALCOMM Incorporated

QUALCOMM Incorporated develops and delivers digital wireless communications products and services based on the Company's CDMA digital technology. The company's business areas include integrated CDMA chipsets and systems software, technology licensing, Eudora email software for Windows and Macintosh platforms, and satellite based systems including Omnitracs and Globalstar systems.

United Technologies Corporation

United Technologies Corporation provides technology products and support services to customers in the aerospace and building industries worldwide. The company's products include aircraft engines, elevators and escalators, heating and air conditioning equipment, helicopters, aerospace systems, fuel cell systems, and fire and safety equipment.

Wal-Mart Stores, Inc.

Wal-Mart Stores, Inc. operates discount stores, supercenters, and neighborhood markets. Its discount stores and supercenters offer merchandise such as apparel, housewares, small appliances, electronics, and hardware. The company's markets offer a full-line supermarket and a limited assortment of general merchandise. It operates nationally and internationally.

RBC Capital Markets Corporation

Buffered Bullish Digital Notes Linked to a Basket of 12 Common Stocks, Due July 19, 2012

Historical Information

The graphs below set forth the recent historical performances of each of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end Closing Prices of each Reference Stock. The information provided in each table is for the four calendar quarters of 2006, 2007, 2008, 2009, or for the calendar quarters after the Reference Stocks were listed, as well as for the first and second quarter of 2010.

We obtained the information regarding the historical performance of the Reference Stocks in the graphs and tables below from Bloomberg Financial Markets and FactSet Research Systems Inc.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of their future performance or what the value of the notes may be, and no assurance can be given as to the price of any Reference Stock on the Valuation Date. We cannot give you assurance that the performance of any Reference Stock will not result in the loss of all or part of your investment.

RBC Capital Markets Corporation

Buffered Bullish Digital Notes Linked to a Basket of 12 Common Stocks, Due July 19, 2012

Baxter International Inc.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	39.65	35.12	38.81
4/1/2006	6/30/2006	39.24	36.00	36.76
7/1/2006	9/29/2006	45.62	36.24	45.46
9/30/2006	12/29/2006	47.49	43.38	46.39

1/1/2007	3/30/2007	53.53	46.07	52.67
3/31/2007	6/29/2007	58.29	52.47	56.34
6/30/2007	9/28/2007	59.00	49.30	56.28
9/29/2007	12/31/2007	61.09	54.91	58.05

1/1/2008	3/31/2008	65.20	55.35	57.82
4/1/2008	6/30/2008	64.20	58.20	63.94
7/1/2008	9/30/2008	71.15	63.15	65.63
10/1/2008	12/31/2008	69.16	47.42	53.59

1/1/2009	3/31/2009	60.99	47.61	51.22
4/1/2009	6/30/2009	53.14	45.46	52.96
7/1/2009	9/30/2009	59.13	52.13	57.01
10/1/2009	12/31/2009	59.74	53.50	58.68

1/1/2010	3/31/2010	61.88	55.30	58.20
4/1/2010	6/30/2010	59.95	40.34	40.64
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Buffered Bullish Digital Notes Linked to a Basket of 12 Common Stocks, Due July 19, 2012

Colgate-Palmolive Company

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	58.41	53.41	57.10
4/1/2006	6/30/2006	62.32	56.00	59.90
7/1/2006	9/29/2006	63.15	58.01	62.10
9/30/2006	12/29/2006	67.08	59.35	65.24

1/1/2007	3/30/2007	68.99	64.85	66.79
3/31/2007	6/29/2007	68.30	64.41	64.85
6/30/2007	9/28/2007	71.91	63.75	71.32
9/29/2007	12/31/2007	81.27	71.19	77.96

1/1/2008	3/31/2008	81.98	73.02	77.91
4/1/2008	6/30/2008	79.40	68.01	69.10
7/1/2008	9/30/2008	80.49	66.21	75.35
10/1/2008	12/31/2008	77.52	54.36	68.54

1/1/2009	3/31/2009	69.69	54.52	58.98
4/1/2009	6/30/2009	72.49	57.00	70.74
7/1/2009	9/30/2009	77.44	70.45	76.28
10/1/2009	12/31/2009	87.39	75.20	82.15

1/1/2010	3/31/2010	85.62	78.08	85.26
4/1/2010	6/30/2010	86.15	76.56	78.76
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Buffered Bullish Digital Notes Linked to a Basket of 12 Common Stocks, Due July 19, 2012

General Dynamics Corporation

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	65.95	56.68	63.98
4/1/2006	6/30/2006	69.61	61.75	65.46
7/1/2006	9/29/2006	72.92	64.53	71.67
9/30/2006	12/29/2006	77.98	69.29	74.35

1/1/2007	3/30/2007	81.28	73.59	76.40
3/31/2007	6/29/2007	82.41	76.01	78.22
6/30/2007	9/28/2007	85.70	70.61	84.47
9/29/2007	12/31/2007	94.55	82.41	88.99

1/1/2008	3/31/2008	89.87	75.40	83.37
4/1/2008	6/30/2008	95.13	82.48	84.20
7/1/2008	9/30/2008	94.41	70.03	73.62
10/1/2008	12/31/2008	73.62	47.83	57.59

1/1/2009	3/31/2009	61.38	35.30	41.59
4/1/2009	6/30/2009	61.12	40.79	55.39
7/1/2009	9/30/2009	65.16	49.85	64.60
10/1/2009	12/31/2009	70.84	62.20	68.17

1/1/2010	3/31/2010	78.62	65.31	77.20
4/1/2010	6/30/2010	79.00	58.47	58.56
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Buffered Bullish Digital Notes Linked to a Basket of 12 Common Stocks, Due July 19, 2012

Intel Corporation

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	26.63	19.31	19.46
4/1/2006	6/30/2006	20.27	16.75	18.95
7/1/2006	9/29/2006	20.95	16.93	20.57
9/30/2006	12/29/2006	22.41	20.04	20.25

1/1/2007	3/30/2007	22.30	18.75	19.13
3/31/2007	6/29/2007	24.45	19.03	23.76
6/30/2007	9/28/2007	26.52	22.09	25.86
9/29/2007	12/31/2007	27.99	24.32	26.66

1/1/2008	3/31/2008	26.34	18.05	21.18
4/1/2008	6/30/2008	25.29	20.50	21.48
7/1/2008	9/30/2008	24.75	17.27	18.73
10/1/2008	12/31/2008	18.69	12.07	14.66

1/1/2009	3/31/2009	15.83	12.05	15.05
4/1/2009	6/30/2009	16.74	14.62	16.55
7/1/2009	9/30/2009	20.65	15.78	19.57
10/1/2009	12/31/2009	21.26	18.31	20.40

1/1/2010	3/31/2010	22.74	18.96	22.26
4/1/2010	6/30/2010	24.28	19.40	19.45
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Buffered Bullish Digital Notes Linked to a Basket of 12 Common Stocks, Due July 19, 2012

Johnson & Johnson

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	63.10	56.71	59.22
4/1/2006	6/30/2006	61.89	57.32	59.92
7/1/2006	9/29/2006	65.12	59.69	64.94
9/30/2006	12/29/2006	69.41	64.50	66.02

1/1/2007	3/30/2007	68.22	59.87	60.26
3/31/2007	6/29/2007	65.45	60.03	61.62
6/30/2007	9/28/2007	65.75	59.72	65.70
9/29/2007	12/31/2007	68.65	63.55	66.70

1/1/2008	3/31/2008	68.85	61.17	64.87
4/1/2008	6/30/2008	68.32	63.10	64.34
7/1/2008	9/30/2008	72.76	63.76	69.28
10/1/2008	12/31/2008	69.00	52.06	59.83

1/1/2009	3/31/2009	61.00	46.25	52.60
4/1/2009	6/30/2009	57.07	50.12	56.80
7/1/2009	9/30/2009	62.47	55.72	60.89
10/1/2009	12/31/2009	65.40	58.78	64.41

1/1/2010	3/31/2010	65.95	61.90	65.20
4/1/2010	6/30/2010	66.17	57.56	59.06
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Buffered Bullish Digital Notes Linked to a Basket of 12 Common Stocks, Due July 19, 2012

Lockheed Martin Corporation

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	77.61	62.52	75.13
4/1/2006	6/30/2006	77.95	69.93	71.74
7/1/2006	9/29/2006	86.45	72.01	86.06
9/30/2006	12/29/2006	93.24	82.83	92.07

1/1/2007	3/30/2007	103.50	91.08	97.02
3/31/2007	6/29/2007	100.10	93.14	94.13
6/30/2007	9/28/2007	108.75	88.86	108.49
9/29/2007	12/31/2007	113.74	103.69	105.26

1/1/2008	3/31/2008	110.25	91.00	99.30
4/1/2008	6/30/2008	110.60	97.80	98.66
7/1/2008	9/30/2008	120.29	98.01	109.67
10/1/2008	12/31/2008	109.65	67.38	84.08

1/1/2009	3/31/2009	85.88	57.43	69.03
4/1/2009	6/30/2009	87.04	65.24	80.65
7/1/2009	9/30/2009	82.91	72.20	78.08
10/1/2009	12/31/2009	79.65	67.39	75.35

1/1/2010	3/31/2010	87.16	73.61	83.22
4/1/2010	6/30/2010	87.05	74.37	74.50
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Buffered Bullish Digital Notes Linked to a Basket of 12 Common Stocks, Due July 19, 2012

Medtronic, Inc.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	59.87	50.55	50.75
4/1/2006	6/30/2006	51.83	46.59	46.92
7/1/2006	9/29/2006	52.15	42.37	46.44
9/30/2006	12/29/2006	54.66	46.50	53.51

1/1/2007	3/30/2007	54.85	48.25	49.06
3/31/2007	6/29/2007	54.32	48.54	51.86
6/30/2007	9/28/2007	57.29	50.05	56.41
9/29/2007	12/31/2007	57.99	44.87	50.27

1/1/2008	3/31/2008	51.11	45.37	48.37
4/1/2008	6/30/2008	52.00	46.69	51.75
7/1/2008	9/30/2008	56.97	49.15	50.10
10/1/2008	12/31/2008	50.92	28.33	31.42

1/1/2009	3/31/2009	35.39	24.06	29.47
4/1/2009	6/30/2009	36.05	28.77	34.89
7/1/2009	9/30/2009	39.38	32.38	36.80
10/1/2009	12/31/2009	44.94	35.24	43.98

1/1/2010	3/31/2010	46.66	41.10	45.03
4/1/2010	6/30/2010	46.00	35.85	36.27
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Buffered Bullish Digital Notes Linked to a Basket of 12 Common Stocks, Due July 19, 2012

PepsiCo, Inc.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	60.55	56.00	57.79
4/1/2006	6/30/2006	61.19	56.51	60.04
7/1/2006	9/29/2006	65.99	60.07	65.26
9/30/2006	12/29/2006	65.26	61.16	62.55

1/1/2007	3/30/2007	65.39	61.89	63.56
3/31/2007	6/29/2007	69.64	62.87	64.85
6/30/2007	9/28/2007	73.29	64.25	73.26
9/29/2007	12/31/2007	79.00	70.01	75.90

1/1/2008	3/31/2008	79.79	66.30	72.20
4/1/2008	6/30/2008	72.17	63.41	63.59
7/1/2008	9/30/2008	75.02	63.58	71.27
10/1/2008	12/31/2008	72.24	49.74	54.77

1/1/2009	3/31/2009	56.91	45.39	51.48
4/1/2009	6/30/2009	55.73	47.50	54.96
7/1/2009	9/30/2009	60.00	54.30	58.66
10/1/2009	12/31/2009	64.47	58.28	60.80

1/1/2010	3/31/2010	67.00	58.75	66.16
4/1/2010	6/30/2010	67.61	60.50	60.95
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Buffered Bullish Digital Notes Linked to a Basket of 12 Common Stocks, Due July 19, 2012

Praxair, Inc.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	57.44	50.65	55.15
4/1/2006	6/30/2006	57.60	50.76	54.00
7/1/2006	9/29/2006	60.08	51.60	59.16
9/30/2006	12/29/2006	63.70	57.20	59.33

1/1/2007	3/30/2007	65.00	58.32	62.96
3/31/2007	6/29/2007	74.27	62.34	71.99
6/30/2007	9/28/2007	84.13	68.10	83.76
9/29/2007	12/31/2007	91.99	78.43	88.71

1/1/2008	3/31/2008	89.39	69.96	84.23
4/1/2008	6/30/2008	99.73	84.04	94.24
7/1/2008	9/30/2008	96.70	67.78	71.74
10/1/2008	12/31/2008	74.40	47.40	59.36

1/1/2009	3/31/2009	70.58	53.42	67.29
4/1/2009	6/30/2009	77.60	64.50	71.07
7/1/2009	9/30/2009	82.24	67.19	81.69
10/1/2009	12/31/2009	84.97	76.84	80.31

1/1/2010	3/31/2010	83.29	73.13	83.00
4/1/2010	6/30/2010	89.00	73.13	75.99
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Buffered Bullish Digital Notes Linked to a Basket of 12 Common Stocks, Due July 19, 2012

QUALCOMM Incorporated

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	51.75	42.91	50.61
4/1/2006	6/30/2006	53.01	38.54	40.07
7/1/2006	9/29/2006	39.72	32.76	36.35
9/30/2006	12/29/2006	40.99	34.10	37.79

1/1/2007	3/30/2007	44.12	36.80	42.66
3/31/2007	6/29/2007	47.72	40.98	43.39
6/30/2007	9/28/2007	45.57	35.23	42.26
9/29/2007	12/31/2007	43.40	36.60	39.35

1/1/2008	3/31/2008	44.85	35.17	41.00
4/1/2008	6/30/2008	50.82	40.65	44.37
7/1/2008	9/30/2008	56.88	38.67	42.97
10/1/2008	12/31/2008	43.24	28.16	35.83

1/1/2009	3/31/2009	39.70	32.64	38.91
4/1/2009	6/30/2009	46.73	38.07	45.20
7/1/2009	9/30/2009	48.72	42.67	44.98
10/1/2009	12/31/2009	46.99	40.16	46.26

1/1/2010	3/31/2010	49.80	35.46	41.99
4/1/2010	6/30/2010	43.38	32.73	32.84
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Buffered Bullish Digital Notes Linked to a Basket of 12 Common Stocks, Due July 19, 2012

United Technologies Corporation

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	59.94	54.20	57.97
4/1/2006	6/30/2006	66.39	56.58	63.42
7/1/2006	9/29/2006	64.74	57.45	63.35
9/30/2006	12/29/2006	67.47	61.80	62.52

1/1/2007	3/30/2007	69.49	61.85	65.00
3/31/2007	6/29/2007	72.64	63.65	70.93
6/30/2007	9/28/2007	80.98	69.00	80.48
9/29/2007	12/31/2007	82.50	72.65	76.54

1/1/2008	3/31/2008	77.14	65.25	68.82
4/1/2008	6/30/2008	75.86	60.53	61.70
7/1/2008	9/30/2008	67.94	56.15	60.06
10/1/2008	12/31/2008	59.90	41.76	53.60

1/1/2009	3/31/2009	55.51	37.40	42.98
4/1/2009	6/30/2009	56.99	42.06	51.96
7/1/2009	9/30/2009	63.70	49.02	60.93
10/1/2009	12/31/2009	70.89	59.31	69.41

1/1/2010	3/31/2010	74.85	65.01	73.61
4/1/2010	6/30/2010	77.09	62.90	64.91
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Buffered Bullish Digital Notes Linked to a Basket of 12 Common Stocks, Due July 19, 2012

Wal-Mart Stores, Inc.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	48.86	44.53	47.24
4/1/2006	6/30/2006	50.00	44.99	48.17
7/1/2006	9/29/2006	49.95	42.31	49.32
9/30/2006	12/29/2006	52.15	45.31	46.18

1/1/2007	3/30/2007	50.42	45.06	46.95
3/31/2007	6/29/2007	51.44	46.32	48.11
6/30/2007	9/28/2007	49.26	42.09	43.65
9/29/2007	12/31/2007	50.05	42.64	47.53

1/1/2008	3/31/2008	54.15	45.24	52.68
4/1/2008	6/30/2008	59.95	52.81	56.20
7/1/2008	9/30/2008	63.40	55.34	59.89
10/1/2008	12/31/2008	60.29	47.40	56.06

1/1/2009	3/31/2009	57.51	46.25	52.10
4/1/2009	6/30/2009	54.57	47.64	48.44
7/1/2009	9/30/2009	52.56	47.35	49.09
10/1/2009	12/31/2009	55.09	48.73	53.45

1/1/2010	3/31/2010	56.27	52.52	55.60
4/1/2010	6/30/2010	55.90	48.01	48.07
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Buffered Bullish Digital Notes Linked to a Basket of 12 Common Stocks, Due July 19, 2012

SUPPLEMENTAL PLAN OF DISTRIBUTION

We expect that delivery of the Notes will be made against payment for the Notes on or about July 20, 2010, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as “T+3”).  See “Plan of Distribution” in the prospectus supplement dated January 11, 2010.

RBC Capital Markets Corporation